Exhibit 10.7(xi)

TERMS AND CONDITIONS

EXECUTIVE STOCK OPTION

UNDER THE

NORTHERN TRUST CORPORATION 2012 STOCK PLAN

1.	Governing Documents. Your stock option grant is subject to the provisions of the Northern Trust Corporation 2012 Stock Plan (the “Plan”), the stock option notice (the “Option Notice”) and this Terms and Conditions document (“Terms and Conditions”). The Option Notice and these Terms and Conditions constitute the “Stock Option Agreement” as defined in the Plan. If there is any conflict between the information in the Stock Option Agreement and the Plan, the Plan will govern. These Terms and Conditions apply to non-qualified stock options and incentive stock options issued under the Plan. Capitalized terms not defined in Stock Option Agreement shall have the meanings assigned to them in the Plan.

2.	Amendments. The Committee may amend the terms of the Stock Option Agreement at any time, except that any amendment that adversely affects your rights in any material way requires your written consent. Notwithstanding anything in the Stock Option Agreement to the contrary, including without limitation the preceding sentence, in the event that the Committee determines that your stock option grant, or the performance by the Corporation of any of its obligations under the Stock Option Agreement, would violate any applicable law, your stock options shall be forfeited to the Corporation and cancelled, and the Corporation shall have no obligation to honor the exercise of your stock options by you or your Beneficiary.

3.	Exercise Limitations. Your stock option is exercisable from and after the vesting date(s) set forth on the Option Notice until the ten (10)-year anniversary of the date the option was granted (the “Expiration Date”), except as provided below:

a)	Change in Control.

(i)	In the event of a Change in Control, your then outstanding stock options (i.e., those that have not previously expired) shall be converted into options to purchase shares of the acquirer (“Acquirer options”), and, on the date of the Change in Control, (A) shall equal (B), where

(A) equals the excess of the aggregate fair market value of the shares subject to the Acquirer option over the aggregate exercise price of the Acquirer option, and

(B) equals the excess of the aggregate fair market value of the shares of Common Stock subject to your then outstanding stock option granted over the aggregate exercise price of such stock option.

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In addition, the conversion shall meet all of the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D), and, if the stock option is an incentive stock option, shall meet all of the requirements of Treasury Regulation Section 1.424-1(a)(5). The Acquirer options shall continue to vest and be exercisable, or shall expire and be forfeited, in accordance with the provisions of these Terms and Conditions that would apply to your stock options in the absence of a Change in Control, provided, however, that if you incur a Qualifying Termination, your Acquirer options (whether vested or unvested) shall become vested and exercisable upon the date of such Qualifying Termination and may be exercised at any time until the Expiration Date.

(ii)	Notwithstanding the foregoing, if for any reason the acquirer does not agree to the provisions of Paragraph 3(a)(i), all of your then outstanding stock options shall be vested, and upon the date of the Change in Control you shall be entitled to receive in cash a payment equal to the difference between (A) and (B), where:

(A) equals the amount paid per share of Common Stock upon the date of the Change in Control multiplied by the number of shares of Common Stock subject to your then outstanding stock option; and

(B) equals the aggregate exercise price of the shares of Common Stock subject to your then outstanding Stock Option.

If, pursuant to the terms of the documents governing the Change in Control, subsequent to the date of the Change in Control additional consideration is payable to the shareholders of the Corporation, you shall be entitled to such additional consideration on the same terms and conditions as the other shareholders, based on the number of shares of Common Stock subject to your then outstanding stock option on the date of the Change in Control.

b)	Death. If you die while employed, your stock option (whether vested or unvested) becomes vested and exercisable as of the date of your death and may be exercised by your beneficiary at any time until the earlier of (i) five (5) years following your death and (ii) the Expiration Date. If you do not name a beneficiary (or your beneficiary dies before you), your stock option will pass to the following persons in the order indicated:

– Your spouse; if none, then,

– Your children (in equal amounts); if none, then,

– Your parents (in equal amounts); if none, then,

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– Your brothers and sisters (in equal amounts); if none, then,

– Your estate.

c)	Retirement. If you retire, your stock option continues to vest in accordance with its terms, and, once vested, it may be exercised at any time until the earlier of (i) five (5) years following the effective date of your retirement and (ii) the Expiration Date. The terms “retire” and “retirement” mean retirement occurring by reason of your having qualified for a Normal, Early, or Postponed Retirement Pension under The Northern Trust Company Pension Plan.

d)	Special Circumstances. If (i) on the date of grant, you are a Management Group member, and (ii) on the date of your termination of employment, you are age 55 or older and have a minimum of 10 years of employment with the Corporation and its Subsidiaries, then your stock option continues to vest in accordance with its terms, and, once vested, it may be exercised at any time until the earlier of (A) five (5) years following the date of your termination of employment and (B) the Expiration Date.

e)	Disability. If, while employed, you incur a “disability” that continues for a period of 12 months in accordance with The Northern Trust Company’s Managed Disability Program you are deemed “Disabled” on the last day of such 12-month period, at which date you are terminated from the Plan. Your stock option (whether vested or unvested) becomes vested and exercisable upon the date you are deemed Disabled and may be exercised at any time until the earlier of (i) five (5) years following the date you are deemed Disabled and (ii) the Expiration Date.

f)	Severance. If your employment is terminated under circumstances that entitle you to severance benefits under the Northern Trust Corporation Severance Plan (the “Severance Plan”), and you have timely executed and not revoked a settlement agreement, waiver and release under the Severance Plan (a “Release”), your stock option (whether vested or unvested) becomes vested and exercisable as of the date of your termination of employment and may be exercised at any time until the earlier of (i) one-hundred and eighty (180) days following your termination of employment under the Severance Plan and (ii) the Expiration Date. If you are eligible for a Normal, Early, or Postponed Retirement Pension upon termination of employment under the Severance Plan, your stock option (whether vested or unvested) becomes vested and exercisable as of the date of your termination of employment and may be exercised at any time until the earlier of (A) five (5) years following the effective date of your retirement and (B) the Expiration Date.

g)	Government Employment. If (i) your employment with the Corporation and its Subsidiaries terminates prior to a vesting date, and (A) you are eligible to “retire,” as defined above, at the time of your termination of employment, or (B) you are a Management Group member on the date of the grant of the stock options and on

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your date of termination of employment you are 55 years or older with a minimum of 10 years of employment with the Corporation and its Subsidiaries; and (ii) if (A) such termination of employment constitutes a Government Service Termination, or (B) after your termination of employment and prior to a vesting date, you accept Government Employment; then (iii) on your Government Service Termination date or the date of commencement of your Government Employment, as applicable, you will be 100% vested in your then outstanding stock options, provided that you meet the following conditions: (A) you provide the Committee with satisfactory evidence that, as a result of your Government Employment, the divestiture of any continued equity interest in the Corporation is reasonably necessary (I) for you as a Federal officer or employee in the executive branch to comply with an ethics agreement with the Federal government, or (II) for you to avoid the violation of U.S. federal, state or local or non-U.S. ethics law or conflicts of interest law applicable to you in your Government Employment, and (B) you execute and return no later than your Government Service Termination date or the date of commencement of your Government Employment, as applicable, an agreement satisfactory to the Committee acknowledging the Corporation’s right to recover (and your obligation to repay) under Paragraph 8 of the Terms and Conditions, any gain realized in connection with the stock options in the event that you are determined to have engaged in conduct or activity described in Paragraph 8. If you become vested in your stock options under this paragraph, all of your outstanding stock options will be exercisable for (x) the 90 day period after the earlier of your Government Service Termination or the commencement of your Government Employment, as applicable, or (y) the Expiration Date, if earlier. Thereafter, your unexercised stock options, if any, shall be forfeited.

For purposes of these Terms and Conditions, “Government Service Termination” means your termination of employment with the Corporation and its Subsidiaries due to or in connection with your immediate commencement of Government Employment.

For purposes of these Terms and Conditions, “Government Employment” refers to employment at any U.S. Federal, state or local government, any non-U.S. government, any supranational or international organization, any self-regulatory organization, or any agency or instrumentality of any such government or organization, or any other employer determined to be a Government Employer by the Committee.

h)	Other Termination of Employment. Except as set forth below, if (i) your employment by the Corporation and its Subsidiaries terminates for any reason other than death, retirement or a severance under the Severance Plan for which you have executed and not revoked a Release, (ii) you are not terminated from the Plan due to disability pursuant to the “Disability” provisions described above, (iii) you were not both a Management Group member on the date of grant and age 55 with 10 years of employment with the Corporation and its Subsidiaries on your

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date of termination, and (iv) you are not terminated in a Qualifying Termination, then your stock option, if and to the extent vested as of the date of your termination of employment, may be exercised at any time until the earlier of (A) three (3) months following the date of your termination of employment and (B) the Expiration Date. Your stock option, if and to the extent unvested as of the date of your termination of employment, expires as of the date of your termination of employment. A termination of employment shall not be deemed to occur by reason of your transfer between the Corporation and a Subsidiary of the Corporation or between two Subsidiaries of the Corporation. If you meet the criteria of each of clauses (i), (ii), (iii) and (iv), above, the post-termination exercise provision of this sub-paragraph shall apply to you if you become a consultant to the Corporation or a Subsidiary of the Corporation upon termination of your employment from the Corporation or a Subsidiary of the Corporation.

4.	Re-Employment. If, after your termination of employment, you are re-employed by the Corporation or one of its Subsidiaries, upon your return you will be considered a new hire for purposes of the Plan. Options that previously expired upon your termination of employment remain expired and are not reinstated.

5.	Exercise of Options.

a)	How to Exercise. You may exercise your stock option, in any manner described in Section 6(e) of the Plan, through the H.R. Service Center at +1 (312) 557-7593 or toll free within the U.S. at (800) 807-0302, or online through My Place. Inquiry and modeling capabilities are also available online.

b)	Black-out Period. Due to federal securities law concerns, the Corporation has a “black-out” policy which restricts any exercise of your stock option around quarterly corporate earnings announcements. Please refer to the “Statement of Confidential Information and Securities Trading” for further information about the Corporation’s black-out policy. You may access this document online through My Passport. From the homepage click on Corporate-wide Services, and then Corporate Policies.

6.	Nontransferability. Your stock option is not transferable other than as provided in these Terms and Conditions. Your stock option (whether a non-qualified stock option or an incentive stock option) is exercisable, during your lifetime, only by you or your personal representative.

7.	Withholding/Delivery of Shares. Delivery of shares of Common Stock upon exercise of your stock option is subject to the withholding of all applicable federal, state, and local taxes. At your election, subject to such rules and limitations as may be established by the Committee, such withholding obligations shall be satisfied: (i) by cash payment by you; (ii) through the surrender of shares of Common Stock which you already own that are acceptable to the Committee; or (iii) through surrender of shares of Common Stock to which you are otherwise entitled under the Plan, provided, however, that such shares

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under this clause (iii) may be used to satisfy not more than the Corporation’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such taxable income). Payment of federal income taxes may be accomplished through a combination of withholding of shares and delivery of previously acquired shares. The Corporation may delay the issuance or delivery of shares of Common Stock if the Corporation reasonably anticipates that such issuance or delivery will violate federal securities laws or other applicable law, provided that the issuance or delivery is made at the earliest date at which the Corporation reasonably anticipates that such issuance or delivery will not cause such violation. As an option holder, you have no interest in the shares covered by the option until the shares are actually issued.

8.	Forfeitures and Recoupments.

(a)	Engaging in Restricted Activity Without Written Consent of the Corporation. Notwithstanding anything to the contrary in these Terms and Conditions, if you, without the written consent of the Corporation:

(i)	at any time after the date of these Terms and Conditions, have divulged, directly or indirectly, or used, for your own or another’s benefit, any Confidential Information;

(ii)	at any time after the date of these Terms and Conditions and through a period of twelve (12) months after you cease to be employed by the Corporation and its Subsidiaries for any reason, have Solicited, or assisted in the Solicitation of, any Client or Prospective Client (provided, however, that this clause (ii) shall not apply to your Solicitation of any Client or Prospective Client with whom you had a business relationship prior to the start of your employment with the Corporation and its Subsidiaries, provided no Confidential Information, directly or indirectly, is used in such Solicitation); or

(iii)	at any time after the date of these Terms and Conditions and through a period of twelve (12) months after you cease to be employed by the Corporation and its Subsidiaries for any reason, have solicited, encouraged, advised, induced or caused any employee of the Corporation or any of its Subsidiaries to terminate his or her employment with the Corporation or any of its Subsidiaries, or provided any assistance, encouragement, information, or suggestion to any person or entity regarding the solicitation or hiring of any employee of the Corporation or any of its Subsidiaries;

your then outstanding stock options (whether vested or unvested) shall be forfeited to the Corporation by notice from the Committee in writing to you within a reasonable period of time after the Committee acquires knowledge of your violation of this Paragraph 8(a). In the event that your stock options are

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forfeited pursuant to the preceding sentence or the provisions of Paragraph 8(b), below, the Corporation shall have no obligation to honor the exercise of such stock options by you or your beneficiary.

In addition, in the event of any action by you to which clauses (i), (ii) or (iii), above, apply, the Corporation shall, to the extent the Committee determines it practicable and in the best interests of the Corporation, and as permitted by applicable law, rescind any exercise by you or payment or delivery to you with respect to any stock options occurring within twelve (12) months prior to, or at any time following, the date of your termination of employment for any reason (including but not limited to termination of employment due to Retirement or Disability), and recoup any “gain realized” in connection with such stock options as described in Paragraph 8(c) below.

(b)	Misconduct and Restatement of Financials. Consistent with the Corporation’s risk-mitigation strategies for its compensation programs, and notwithstanding any other provision in these Terms and Conditions, in the event that:

(i)	the Corporation is required to restate its financial statements filed with the U.S. Securities and Exchange Commission on Form 10-Q or Form 10-K or re-file quarterly financial data with the U.S. Federal Reserve due to any reason other than changes in accounting policy or applicable law (a “Restatement”), and the Committee determines that such Restatement resulted, in whole or in material part, from your (A) intentionally engaging in conduct that resulted in a material weakness in internal control over financial reporting and was inconsistent with the standards of conduct of the business judgment rule, as defined below, or (B) personally and knowingly engaging in practices that materially contributed to circumstances that resulted in a material weakness in internal control over financial reporting and that were inconsistent with the standards of conduct of the business judgment rule; or

(ii)	the Committee determines that you have engaged in conduct that is grounds for termination for Cause and is inconsistent with the standards of conduct of the business judgment rule (“Misconduct”);

then the Committee shall review all of your then outstanding stock options (whether vested or unvested), and all stock options with respect to which there has been an exercise by you or payment or delivery to you within the 36-month period immediately preceding the date of the Restatement, or during the period after the date of the Misconduct, as applicable.

In the event of a Restatement described in clause (i), the Committee shall declare your then outstanding, vested stock options that would not have become vested based on accurate financial data or restated results to be forfeited to the Corporation by notice in writing to you within a reasonable period of time after

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the date of the Restatement, and the Corporation shall, to the extent the Committee determines it practicable and in the best interests of the Corporation, and as permitted by applicable law, rescind any exercise by you or payment or delivery to you with respect to any stock options occurring within 36 months prior to the date of the Restatement that would not have become vested or been paid based on accurate financial data or restated results, and recoup any gain realized in connection with such stock options as described in Paragraph 8(c), below. In the event of Misconduct described in clause (ii) (other than any actions included in Paragraph 8(a) or clause (i) of this Paragraph 8(b)), the Committee shall declare your then outstanding stock options (whether vested or unvested) to be forfeited to the Corporation by notice in writing to you within a reasonable period of time after the date of the discovery of the Misconduct, and the Corporation shall, to the extent the Committee determines it practicable and in the best interests of the Corporation and as permitted by applicable law, rescind any exercise by you or payment or delivery to you with respect to any stock options occurring after the date such Misconduct occurred and recoup any gain realized in connection with such stock options as described in Paragraph 8(c), below.

Your actions satisfy the “business judgment rule” if such actions were taken in good faith, in a manner that an ordinarily prudent person would act under similar circumstances, and in the interests of the Corporation. In interpreting and applying the preceding sentence, the Committee shall use as a guide the principles of the business judgment rule as construed by the Delaware courts in applying the Delaware Corporation Act.

(c)	Rescission and Recoupment. Upon the rescission, pursuant to the provisions of Paragraph 8(a) or 8(b), of any exercise by you or payment or delivery to you with respect to any stock options, the Corporation shall be entitled to recoup any “gains realized” in connection with such stock options, in such manner and on such terms and conditions as the Committee shall require. “Gains realized” shall include (i) the amount of any cash distributed to you with respect to, (ii) any cash or shares of the Corporation’s Common Stock (or proceeds attributable to the sale thereof ) paid or delivered in settlement of, and (iii) any other amounts determined by the Committee to have been realized in connection with, such rescinded stock options. If you fail to repay any such amounts to the Corporation within 60 days after receipt of written demand, the Corporation shall be entitled, subject to applicable law and the requirements of Internal Revenue Code Section 409A, to deduct from any amounts the Corporation owes you from time to time the amount of all gains realized, or to sue for repayment of such amounts, or to pursue both remedies.

9.	No Contract of Employment. The option grant shall not be deemed to obligate the Corporation or any of its Subsidiaries to continue your employment for any particular period, nor is employment guaranteed for the length of the vesting schedule set forth in the Option Notice.

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10.	Taxes. Please refer to the “Summary Description of the Northern Trust Corporation 2012 Stock Plan” for a description of the U.S. federal income tax consequences affecting non-qualified stock options and incentive stock options.

11.	Interpretation and Applicable Law. Any interpretation by the Committee of the terms and conditions of the Plan, the Stock Option Agreement or any guidelines shall be final. All questions pertaining to the validity, construction and administration of the Plan or the Stock Option Agreement, and all claims or causes of action arising under, relating to, or in connection with, the Plan or the Stock Option Agreement shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of law provisions of any state.

12.	Definitions. As provided above, Capitalized terms not defined in the Stock Option Agreement shall have the meanings assigned to them in the Plan. For purposes of the Stock Option Agreement:

(a)	“Cause” means (i) your conviction of or no contest plea with respect to bribery, extortion, embezzlement, fraud, grand larceny, or any felony involving abuse or misuse of your position to seek or obtain an illegal or personal gain at the expense of the Corporation, or similar crime, or conspiracy to commit any such crimes or attempt to commit any such crimes; or (ii) your misconduct that causes material harm to the Corporation.

(b)	“Client” means any person or entity with which the Corporation, or any of its Subsidiaries, did business and with which you had contact, or about which you had access to Confidential Information, during the last twelve (12) months of your employment.

(c)	“Competitive Service or Product” means any service or product: (i) that is substantially similar to or competitive with any service or product that you created or provided, or of which you assisted in the creation or provision, during your employment by the Corporation or any of its Subsidiaries; or (ii) about which you had access to Confidential Information during your employment by the Corporation or any of its Subsidiaries.

(d)	“Common Stock” means the common stock of the Corporation.

(e)	“Confidential Information” means any trade secrets or other significant proprietary information, including, but not limited to, any client information (for example, client lists, information about client accounts, borrowings, and current or proposed transactions), any internal analysis of clients, marketing strategies, financial reports or projections, business or other plans, data, procedures, methods, computer data or system program or design, devices, lists, tools, or compilation, which relate to the present or planned business of the Corporation or any of its Subsidiaries and which has not been made generally known to the public by authorized representatives of the Corporation.

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(f)	“Good Cause” means (i) Participant’s conviction of any criminal violation involving dishonesty, fraud or breach of trust which involves the business of Northern Trust; (ii) Participant’s willful engagement in any misconduct in the performance of Participant’s duty that materially injures the Corporation; (iii) Participant’s performance of any act which, if known to the customers, clients, stockholders or regulators of Northern Trust, would materially and adversely impact the business of Northern Trust; (iv) any act or omission by Participant that causes a regulatory body with jurisdiction over Northern Trust, to demand, request, or recommend that Participant be suspended or terminated from any position in which Participant serves with Northern Trust, or (v) Participant’s willful and substantial nonperformance of assigned duties, provided that such nonperformance has continued more than ten days after Northern Trust has given written notice of such nonperformance and of its intention to terminate Participant’s employment because of such nonperformance. For purposes of clauses (ii) and (v) of this definition, no act, or failure to act, on Participant’s part shall be deemed “willful” unless done, or omitted to be done, by Participant not in good faith and without reasonable belief that Participant’s act, or failure to act, was in the best interest of the Corporation. In the event of a dispute concerning the application of this provision, no claim by the Corporation that Good Cause exists shall be given effect unless the Corporation establishes to the Board of Directors of the Corporation by clear and convincing evidence that Good Cause exists.

(g)	“Good Reason” shall exist if, without Participant’s express written consent: (i) the Corporation (or an affiliate) shall materially diminish (A) the Participant’s authority, duties, or responsibilities; (B) the authority, duties, or responsibilities of the position or entity to which Participant is required to report; or (C) the budget, if any, over which Participant has authority, in each case as compared to Participant’s circumstances immediately prior to a Change in Control; (ii) the Corporation (or an affiliate) shall materially diminish Participant’s base compensation from that in effect as of the date of the grant hereunder of the stock option (or as of a Change in Control, if greater), including a diminution of Participant’s salary or the material diminution in the aggregate value to Participant of participation in cash or stock-based incentive or bonus plans, retirement plans, welfare benefit plans, or other benefit plans, programs or arrangements (as computed by an independent employee benefits consultant selected by the Corporation); (iii) the Corporation (or an affiliate) shall materially change the geographic location at which Participant must perform services from that in effect prior to a Change in Control (including by assigning to Participant duties that would reasonably require such relation or which would require Participant to spend more than fifty normal working days away from the location in effect prior to a Change in Control); or (iv) any other action or inaction by the Corporation (or an affiliate) that constitutes a material breach of the employment agreement, if any, under which Participant provides services to the Corporation.

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Participant’s continued employment shall not constitute consent to, or a waiver of, rights with respect to, any act or failure to act constituting Good Reason hereunder, provided, however, that in order for Good Reason to exist hereunder, Participant must provide notice to the Corporation of the existence of the condition described in clauses (i) through (v) above within 90 days of the initial existence of the condition (or, if later, within 90 days of Participant’s becoming aware of such condition), and the Corporation must have failed to cure such condition within 30 days of the receipt of such notice.

(h)	“Northern Trust” means the Corporation and its Subsidiaries, collectively.

(i)	“Prospective Client” means any person or entity to which the Corporation, or any of its Subsidiaries, provided, or from which the Corporation, or any of its Subsidiaries received, a proposal, bid, or written inquiry (general advertising or promotional materials and mass mailings excepted) and with which you had contact, or about which you had access to Confidential Information, during the last twelve (12) months of your employment.

(j)	“Qualifying Termination” means a termination of employment with the Corporation and all of its Subsidiaries after the date of the Change in Control and, at any time before the second anniversary of such Change in Control, that is either involuntary on the part of the Participant and does not result from his or her death or disability and is not for “Good Cause”, or is voluntary and for “Good Reason.”

(k)	“Solicit” and “Solicitation” (with respect to Clients or Prospective Clients) mean directly or indirectly, and without the Corporation’s written authorization, to invite, encourage, request, or induce (or to assist another to invite, encourage, request or induce) any Client or Prospective Client of the Corporation, or any of its Subsidiaries, to: (i) surrender, redeem or terminate a product, service or relationship with the Corporation, or any of its Subsidiaries; (ii) obtain any Competitive Service or Product from you or any third party; or (iii) transfer a product, service or relationship from the Corporation, or any of its Subsidiaries, to you or any third party.

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